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                                                                    EXHIBIT 21.1

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

      Name of Subsidiary                        Jurisdiction of Incorporation
      ------------------                        -----------------------------
      CBT Systems USA, Ltd.                            Delaware
      Personal Training Systems, Inc.                  California
      Fidalco Limited                                  Ireland
      CBT Systems Limited                              Ireland
      CBT Systems UK Limited                           England
      CBT Systems Africa (Proprietary) Limited         South Africa
      CBT Finance Limited                              Grand Cayman
      CBT (Technology) Limited                         Ireland
      CBT Systems Canada Limited                       Canada
      CBT Systems Deutscheland GmbH                    Germany
      Applied Learning Ltd.                            Australia
      CBT Systems Benelux, B.V.                        The Netherlands
      Ben Watson Associates Ltd.                       Canada
      CBT Systems Middle East Limited                  Bahamas
      CBT Systems Scandinavia Limited                  Sweden
      ForeFront Direct, Inc                            Florida